Exhibit 99.B(i)(2)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

October 23, 2015

Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219

Re:                             Victory Portfolios
Post-Effective Amendment No. 128
File No. 33-8982; ICA No. 811-4852

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 128 to Registration Statement No. 33-8982.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP